UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 10, 2023

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40715	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 Edina Industrial Blvd. Edina, Minnesota	55349
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PETV	The Nasdaq Stock Market LLC
Warrants	PETVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On January 10, 2023, PetVivo Holdings, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with Dewey AL L.L.C. and Dewey MS L.L.C., each a Minnesota limited liability company (collectively, as tenants in common, the “Landlord”), for certain property located in Suite D of the building located at 5555 West 78th Street, Edina, Minnesota (the “Building”), that will include a new manufacturing facility, shared dock space and administrative offices having approximately 14,073 square feet (the “Facility”).

The Lease commences on April 1, 2023 (the “Commencement Date”) and will have an initial term of 10 years and 3 months, with a one-time renewal option of 5 years.

Following 3 months of rent abatement, the Company’s monthly base rent will be approximately $8,420.35 per month and will increase each year on the anniversary of the Commencement Date, up to an estimated monthly base rent of $10,577.57 during the initial term. Base rent for the renewal period, if any, will be at then prevailing market rates.

In addition to the monthly base rental payments described above, the Company has provided a security deposit of $14,600.00 and is obligated to pay operating costs, taxes and certain utilities applicable to the Facility. The Landlord will also provide an allowance of approximately $62,940 related to certain improvements to the Facility as set forth in the Lease.

During the initial term and subject to certain requirements, the Company has a right of first offer to lease additional space within the Building before the Landlord attempts to lease such space to a third party.

The foregoing is a summary description of certain terms of the Lease, is not complete and is qualified in its entirety by reference to the text of the Lease, which the Company will file as an exhibit to its Annual Report on Form 10-K for the fiscal year ending March 31, 2023.

Item 8.01	Other Events

On January 12, 2023, the Company issued a press release, entitled “PetVivo Holdings, Inc. Announces Plan for New Manufacturing Facility,” announcing, among other things, its entry into the Lease and its plan to move all production to the Facility. The full text of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated January 12, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: January 13, 2023	By:	/s/ John Lai
John Lai, Chief Executive Officer